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EXHIBIT 99.2

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471




FOR IMMEDIATE RELEASE                   CONTACT: DANIEL M. HEALY
                                                 EXECUTIVE VICE PRESIDENT
                                                 CHIEF FINANCIAL OFFICER
                                                 (631) 844-1258

           NORTH FORK TO PRESENT AT UPCOMING REGIONAL BANK CONFERENCE

         MELVILLE, N.Y. - OCTOBER 23, 2002 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at Lehman Brothers First Annual Regional Bank Conference on Wednesday, OCTOBER 23 at 3:05 p.m. (PT).

Lehman Brothers has established a Live and Archived Webcast for interested parties to listen to and view North Fork's presentation. The Webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and clicking on LEHMAN BROTHERS WEBCAST - OCTOBER 23, 2002. A printable version of the presentation slideshow will also be available on the North Fork website.